                                                                    Exhibit 4.38

                               DEBT SUBORDINATION




         THIS DEBT SUBORDINATION AGREEMENT ("Agreement"), made and entered into this 25th day of July, 1995, by and between CAPITAL FACTORS, INC., a Florida corporation ("Senior Lender"); and CONSOLIDATED FURNITURE CORPORATION (f/k/a Mohasco Corporation), a New York corporation ("Subordinated Lender");

                                  WITNESSETH:

         WHEREAS, Stratford Company, a division of Furniture Comfort Corporation, a Delaware corporation ("Borrower") and the Senior Lender propose to enter into that certain Factoring Agreement, dated of even date herewith (such Factoring Agreement, as it may be hereafter amended, modified, supplemented or restated from time to time, together with all documents, instruments and other agreements executed from time to time pursuant thereto or in connection therewith, being herein called the "Senior Lender Documents"), pursuant to which, and upon the terms and subject to the conditions thereof, the Senior Lender will factor the accounts of the Borrower and make loans and advances and extend other credit accommodations to the Borrower, secured by liens in and security interests upon certain of the Borrower's assets, all as more particularly set forth therein;

         WHEREAS, the Subordinated Lender has made and may hereafter make loans, advances and other extensions of credit to the Borrower;

         WHEREAS, the Senior Lender, as a condition precedent to entering into the Senior Lender Documents and extending the credit to the Borrower contemplated thereby, requires the execution of this Agreement by the Subordinated Lender establishing the relative priorities and right of payment and claim of the indebtedness of the Borrower to the Senior Lender arising under the Senior Lender Documents and the indebtedness of the Borrower to the Subordinated Lender which is now existing or may be hereafter incurred; and

         WHEREAS, the Borrower is a wholly-owned subsidiary of the Subordinated Lender and it is to the direct benefit and advantage of the Subordinated Lender for the Senior Lender to enter into the Senior Lender Documents with the Borrower and to factor the accounts of the Borrower and to make the loans and advances and extend the other credit to the Borrower contemplated thereby;

         NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which are hereby expressly acknowledged, and in order to induce the Senior Lender to enter into the Senior Lender Documents and to factor the accounts of the Borrower and to make loans and advances and extend other credit accommodations to the Borrower pursuant thereto, and to better secure the Senior Lender in respect of the foregoing, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Definitions. In addition to the terms defined in the recitals hereto, the following terms shall have the following meanings for the purposes of this Agreement:

                 "Agreement" - this Subordination Agreement, as the same may be modified, amended or supplemented from to time to time pursuant to
         Section 21 hereof.

                 "Business Day" - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Florida or is a day on which banking institutions located in the State of Florida are closed,

                 "Default" - any event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default if the Borrower took no action to correct the same.

                 "Event of Default" - shall mean the occurrence of any event under the Senior Lender Documents and the expiration of all grace periods applicable thereto which entitles the Senior Lender to terminate the Senior Lender Documents or to accelerate the Senior Indebtedness owing thereunder.

                 "Indebtedness" - all loans, advances, indebtedness, obligations, liabilities, covenants and duties at any time owing by the Borrower, whether voluntary or involuntary, and however arising, direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, due or to become due, including all interest, fees, costs, expenses and attorneys' fees for which the Borrower is now or hereafter becomes liable to pay under any agreement or by law.

                 "Lenders" - the Senior Lender and the Subordinated Lender, or any of them or any combination of them, as the context may require, and any other lender or lenders refinancing or refunding all or any portion of the Senior Debt or the Subordinated Debt.

                 "Overadvance" - an advance made by the Senior Lender to the Borrower under the Senior Lender Documents when an Overadvance Condition exists or would result from the making of such advance.

                 "Overadvance Condition" - at any date, a condition such that the aggregate amount of outstanding advances against the purchase price of receivables factored by the Senior Lender under the Senior Lender Documents exceeds the maximum amount which the Borrower is then permitted to have outstanding as more particularly set forth and described in the Senior Lender Documents.

                 "Permitted Junior Securities" - shall have the meaning ascribed to such term in Section 5 of this Agreement.

                 "Permitted Payments" - Section 3 of this Agreement.

                 "Senior Debt" - the principal of (and premium, if any) and interest on (including interest accruing after the occurrence of any default or event of default under the Senior Lender Documents or after the filing of a petition initiating any proceeding pursuant to any state or federal bankruptcy or other insolvency law at a rate per annum equal to the applicable rate set forth in the Senior Lender Documents), and all fees, charges, expenses, attorneys' fees and other amounts due on or in connection with, any Indebtedness owing by the Borrower to the Senior Lender under the Senior Lender Documents, and any refinancings, renewals or refundings thereof.

                 "Senior Lender" - Capital Factors, Inc., a Florida corporation, and any other lender or lenders refinancing or refunding all or any portion of the Senior Debt.

                 "Subordinated Debt" - all Indebtedness of any nature now or hereafter owing by the Borrower to the Subordinated Lender, whether such Indebtedness is for the principal of, interest on (including interest accruing after the occurrence of a default or any event of default in respect of the Indebtedness owing by the Borrower to the Subordinated Lender or after the filing of a petition initiating any proceeding pursuant to a state or federal bankruptcy or other insolvency law at a rate per annum equal to the applicable rate set forth in the documents evidencing or securing any of the Subordinated
         Debt), and all fees, charges, expenses, attorneys' fees and other amounts due on or in connection with, any such Indebtedness now or hereafter owing by the Borrower to the Subordinated Lender, and any refinancings, renewals or refunds thereof.

                 "Subordinated Lender" - Consolidated Furniture Corporation (f/k/a Mohasco Corporation), a New York corporation.

         2.      Debt Subordination.

                 (a) The Subordinated Lender agrees that, upon the terms and subject to the conditions set forth in this Agreement, payment of all Subordinated Debt is expressly subordinated to the prior payment in full of all Senior Debt.

                 (b) Except as set forth in Section 3 below, unless and until the Senior Debt shall have been fully paid and all outstanding commitments of the Senior Lender for the incurring of additional Senior Debt shall have been terminated in writing, the Subordinated Lender will not, without the Senior Lender's prior written consent:

                 (i) Accelerate, ask, demand, sue for, take or receive from or on behalf of the Borrower, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing to the Subordinated Lender on the Subordinated Debt;

                 (ii) Initiate or participate with others in any suit, action or proceeding against the Borrower, or otherwise take action against the Borrower or any of its assets, to enforce payment of or to collect the whole or any part of the Subordinated Debt; or

                 (iii) Ask, demand, take or receive any security from the Borrower for any of the Subordinated Debt.

                 (c) The provisions of this Agreement shall apply with respect to all of the Senior Debt, regardless of whether the Senior Debt has already been incurred or may be incurred in the future by future advances or other financial accommodations made or extended by the Senior Lender to the Borrower.

                 (d) If the Subordinated Lender in violation of this Agreement shall commence, prosecute or participate in any suit, action or proceeding against the Borrower, or shall ask, demand, take or receive any security from the Borrower for any of the Subordinated Debt, or shall attempt to enforce, foreclose or realize upon any security for the Subordinated Debt, the Borrower or the Senior Lender may interpose as a defense or plea the making of this Agreement and the Senior Lender may intervene and interpose such defense in its name or in the name of the Borrower, and the Borrower or the Senior Lender may by virtue of this Agreement restrain the enforcement thereof in the name of the Borrower or the Senior Lender.

         3. Permitted Payments. Notwithstanding the provisions of Section 2 hereof, the Borrower may pay to the Subordinated Lender, and the Subordinated Lender may demand, accept and retain from the Borrower, the following payments ("Permitted Payments") of the Subordinated Debt, if and only to the extent that, immediately before and after giving effect to such Permitted Payment, no Default or Event of Default or Overadvance Condition shall exist:

                 (a) From the proceeds of the initial advance made by the Lender to the Borrower under the Senior Lender Documents, a sum equal to $15,000,000; and

                 (b) In addition to the payment referred to in clause (a) above, payments of Subordinated Debt in any calendar year up to an aggregate amount not to exceed $4,000,000.

         4. Subordinated Debt Owed Only to Subordinated Lender. The Subordinated Lender warrants and represents to the Senior Lender that it has not previously assigned any interest in the Subordinated Debt to any party, that no party owns an interest in the Subordinated Debt other than the Subordinated Lender (whether as joint holder of the Subordinated Debt, participants or otherwise), that the entire Subordinated Debt is owing to the Subordinated Lender, and the Subordinated Lender covenants that the Subordinated Debt shall continue to be owing only to it, unless assigned, transferred or disposed of in accordance with the terms of this Agreement as provided in Section 10 hereof.

         5. Priority of Distribution. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or its assets, or (b) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Borrower, then, in any such event, the Senior Lender shall be entitled to receive payment in full of all Senior Debt prior to the payment of all or any part of the Subordinated Debt, and all payments or distributions of assets of the Borrower of any kind or character, whether in cash, property or securities, to which the Subordinated Lender would be entitled, except for the provisions of this Agreement (excluding securities of the Borrower provided for by a plan of reorganization or readjustment that are equity securities or are subordinated in right of payment to all Indebtedness of the Borrower issued to the Senior Lender in such plan of reorganization or readjustment to substantially the same extent as, or to a greater extent than, the Subordinated Debt is subordinated to the Senior Debt as provided in this Agreement) (such equity securities or subordinated securities being herein called the "Permitted Junior Securities"), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of the Subordinated Debt, shall be paid to the Senior Lender for application on the Senior Debt.

         6. Payments Received by Subordinated Lender, Except for Permitted Payments and Permitted Junior Securities, should any payment or distribution be collected or received by the Subordinated Lender upon or with respect to the Subordinated Debt prior to the payment in full of all Senior Debt and the termination in writing of all commitments of the Senior Lender for the incurring of Senior Debt, the Subordinated Lender shall receive and hold the same in trust, as trustee, for the benefit of the Senior Lender, and shall forthwith deliver the same to the Senior Lender in precisely the same form received (except for the endorsement or assignment of the Subordinated Lender where necessary) for application to the Senior Debt, due or not due, and until so delivered, the same shall be held in trust by the Subordinated Lender as the property of the Senior Lender.

         7. Grant of Authority. Until all of the Senior Debt is paid in full and all outstanding commitments of the Senior Lender for the incurring of Senior Debt are terminated in writing, the Subordinated Lender hereby irrevocably authorizes and empowers the Senior Lender, in the event any proceeding referred to in Section 5 above is commenced by or against the Borrower, to (a) collect and receive every payment or distribution referred to in Section 6 above (other than Permitted Payments and Permitted Junior Securities) and give acquittance therefor, (b) file claims and proofs of claim in any such proceeding in respect of the Subordinated Debt in its name, or in the name of the Subordinated Lender or otherwise, as the Senior Lender may deem reasonably necessary or advisable for the exercise or enforcement of any other fights of the Senior Lender hereunder, and (c) to take such action as may be reasonably requested at any time and from time to time by the Senior Lender to file appropriate claims and proofs of claim in respect of the Subordinated Debt in order, under the circumstances set forth in and in accordance with the terms of Section 5 above, to enable the Senior Lender to enforce any and all claims upon or in respect of the Subordinated Debt and to receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Debt.

         8. Instrument Legend. On the date hereof or promptly upon the issuance thereof, each instrument evidencing any of the Senior Debt shall be inscribed with a legend conspicuously indicating that the payment thereof is subordinated to the prior payment in full of all of the Senior Debt pursuant to the terms of this Agreement, and copies thereof shall be delivered to the Senior Lender.

         9. Subrogation. After all of the Senior Debt has been paid in full and until all of the Subordinated Debt has been paid in full, the Subordinated Lender shall be subrogated to the rights of the Senior Lender to receive payments and distributions of assets with respect to the Senior Debt, to the extent that distributions otherwise payable to the Subordinated Lender have been applied to the payment of Senior Debt in accordance with the provisions of this Agreement. As between the Borrower and the Subordinated Lender, a distribution applied to the payment of Senior Debt in accordance with the provisions of this Agreement which would otherwise have been made to the Subordinated Lender shall not be deemed a payment by the Borrower on the Subordinated Debt, it being understood that the subordination provisions of this Agreement are intended solely for the purpose of defining the relative fights of the Subordinated Lender, on the one hand, and the Senior Lender, on the other hand, and nothing contained in this Agreement shall impair the obligations of the Borrower, which are absolute and unconditional, to pay to the Subordinated Lender the Subordinated Debt as and when the same shall become due and payable in accordance with its terms, except as such obligation is modified by the fights confirmed hereunder in favor of the Senior Lender, or affect the relative rights of the Subordinated Lender and the creditors of the Borrower other than the Senior Lender.

         10. Assignment of Subordinated Debt. The Subordinated Lender agrees that until all of the Senior Debt has been paid in full and all outstanding commitments of the Senior Lender for the incurring of Senior Debt shall have been terminated in writing, the Subordinated Lender will not assign, transfer or otherwise dispose of the Subordinated Debt or any portion thereof unless such assignment, transfer or other disposition is made expressly subject to this Agreement, and the assignee or transferee expressly acknowledges in an instrument delivered to the Senior Lender that the Subordinated Debt is being assigned or transferred subject to the terms of this Agreement.

         11. Subordination Non-Impaired. All fights and interests of the Senior Lender, and all agreements and obligations of the Subordinated Lender hereunder, shall remain in full force and effect irrespective of (a) any amendment, modification, waiver or consent of any term or provision set forth in any document, instrument or other agreement evidencing or securing any of the Senior Debt; (b) any change in the time, manner or place of payment of, or any other term of, all or any portion of the Senior Debt; (c) any change, release or non-perfection of any lien in any collateral securing the Senior Debt, or any release or amendment or waiver of or consent to the departure from, any guaranty for all or any of the Senior Debt; (d) any circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Senior Debt or the Subordinated Lender in respect of its obligations under this Agreement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Senior Debt is rescinded or must otherwise be returned by the Senior Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made.

         12. Term of Agreement. This Agreement shall continue in full force and effect and shall be irrevocable by the Subordinated Lender until the earliest to occur of the following:

                 (a) All of the parties hereto mutually agree in writing to terminate this Agreement, or

                 (b) All of the Senior Debt is paid in full and all outstanding commitments of the Senior Lender for the incurring of Senior Debt are terminated in writing.

         13. Waivers of Subordinated Lender. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement, and the Subordinated Lender expressly waives all notice of acceptance by the Senior Lender of the subordination and other provisions of this

Agreement, notice of the incurring of any Senior Debt from time to time and all other notices not specifically required pursuant to the terms of this Agreement or by applicable law, and reliance by the Senior Lender upon the subordination and other agreements as herein provided.

         14. Waivers of Parties. No waiver shall be deemed to be made by any party of any of its rights hereunder, unless the same shall be in writing signed in behalf of such party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of such party or the obligations of the other parties in any other respect at any other time. Each party agrees that no party shall have any responsibility to advise any other party of information known to such party regarding the financial condition of the Borrower or of any circumstances bearing upon the risk of nonpayment of the Senior Debt, the Subordinated Debt or any other Indebtedness of the Borrower.

         15. Notices. Any notice, demand or other communication required or permitted under the terms of this Agreement shall be in writing and shall be made by telegram, telex or electronic transmitter (including telecopy) or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee one (1) Business Day after sending, if sent by telegram, telex or electronic transmitter (including telecopy) and three (3) Business Days after mailing, if sent by certified or registered mail. Notices shall be addressed as follows:

                 (a)      If to the Senior    Capital Factors, Inc.
                          Lender:             1799 West Oakland Park Boulevard
                                              Ft. Lauderdale, Florida 33311
                                              Attn: President
                                              Facsimile No. 305-497-3136

                 (b)      If to the           Consolidated Furniture Corporation
                          Subordinated        One Commerce Center
                          Lender:             102 North Orange Street, Suite 790
                                              Wilmington, Delaware 19801
                                              Attn: President
                                              Facsimile No. 302-573-2507

or at such other address as either party may designate by notice to the other party in accordance with the provisions hereof.

         16. Governing Law. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined, in accordance with the laws and decisions (exclusive of choice of law provisions) of the State of Florida.

         17. Expenses. The Subordinated Lender agrees to pay to the Senior Lender on demand all reasonable expenses of every kind, including, without limitation, reasonable attorneys' fees, which the Senior Lender may incur in enforcing any of its rights under this Agreement against the Subordinated Lender.

         18. Parties. This Agreement shall be binding upon, and inure to the benefit of, each of the Lenders and their respective successors and assigns. The term "Borrower" as used herein shall also refer to the successors and assigns of the Borrower, including, without limitation, a receiver, trustee, custodian or debtor-in-possession.

         19. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

         20. Authority. Each party represents and warrants to each other party that it has the authority to enter into this Agreement and that the person signing for such party is authorized and directed to do so.

         21. Entire Agreement. This Agreement constitutes and expresses the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any provision hereof may be changed, waived or amended orally or in any other manner other than by an agreement in writing signed by each Lender.

         22. Severability. The provisions of this Agreement are independent of and inseparable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         23. Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which when so executed shall be an original. When taken together, such counterparts shall constitute but one and the same document.

         24. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under seal on the day and year first above written.


                                        CONSOLIDATED FURNITURE CORPORATION
                                         (f/k/a Mohasco Corporation)



                                        By: /s/ JOHN B. SGANGA
                                           --------------------------------
                                           Title:  Vice President and Chief
                                                   Financial Officer

                                        CAPITAL FACTORS, INC.




                                        By: /s/ MICHAEL J. SULLIVAN
                                           --------------------------------
                                           Title:  SVP
                                                 --------------------------

                          ACKNOWLEDGMENT AND AGREEMENT
                                OF THE BORROWER

         The undersigned, STRATFORD COMPANY, a division of Furniture Comfort Corporation (f/k/a Mohasco Upholstered Furniture Corporation), a Delaware corporation, does hereby accept, and acknowledge receipt of a copy of, the foregoing Debt Subordination Agreement, and agrees that (a) it will not pay any of the Subordinated Debt except as permitted by the foregoing Debt Subordination Agreement, and (b) it will be bound by the subrogation provisions of Section 9 of the foregoing Debt Subordination Agreement. In the event of a breach by the undersigned of any of the provisions herein, all of the Senior Debt shall, without presentment, demand, protest or notice of any kind except as otherwise required by the Senior Lender Documents, become immediately due and payable unless the Senior Lender shall otherwise elect in writing.

         All capitalized terms used in this acknowledgment and agreement without definition shall have the same meanings as set forth in the foregoing Debt Subordination Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this acknowledgment and agreement to be duly executed on the day and year first above written.

                                        STRATFORD COMPANY, a division of
                                          Furniture Comfort Corporation
                                          (f/k/a Mohasco Upholstered
                                           Furniture Corporation)


                                        By: /s/ JOHN B. SGANGA
                                           ----------------------------------
                                           Title: Vice President
                                                 ----------------------------

                          ACKNOWLEDGMENT AND AGREEMENT
    OF COURT SQUARE CAPITAL LIMITED (f/k/a Citicorp Capital Investors Ltd.)


         The undersigned, COURT SQUARE CAPITAL LIMITED (f/k/a Citicorp Capital Investors Ltd.), a Delaware corporation, does hereby accept, and acknowledge receipt of a copy of, the foregoing Debt Subordination Agreement, and agrees that the collateral assignment of, and grant of lien and security interest in, all of the Subordinated Debt by the Subordinated Lender to the undersigned as security for certain obligations owing by the Subordinated Lender to the undersigned is subject to the terms and provisions of the foregoing Debt Subordination Agreement.

         All capitalized terms used in this acknowledgment and agreement without definition shall have the same meanings as set forth in the foregoing Debt Subordination Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this acknowledgment and agreement to be duly executed on the day and year first above written.


                                        COURT SQUARE CAPITAL LIMITED
                                         (f/k/a Citicorp Capital Investors Ltd.)


                                        By: /s/ M. SALEEM MUQADDAM
                                           ----------------------------------
                                           Title:  Vice President
                                                 ----------------------------